Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Third Quarter 2022 Results

SCOTTSDALE, Ariz. – November 8, 2022 – LifeStance Health Group, Inc. (NASDAQ: LFST), one of the nation’s largest providers of outpatient mental healthcare, today announced financial results for the quarter ended September 30, 2022.

(All results compared to prior-year comparative period, unless otherwise noted)

Q3 2022 Highlights and FY 2022 Outlook

•
Revenue of $217.6 million increased $43.8 million or 25% compared to revenue of $173.8 million
•
Total clinicians of 5,431 up 24%, a net increase of 205 in the third quarter
•
Net loss of $37.9 million compared to net loss of $120.5 million, primarily driven by stock-based compensation expense of $34.9 million
•
Adjusted EBITDA of positive $15.4 million compared to Adjusted EBITDA of positive $10.7 million
•
Expecting full year 2022 revenue of $845 to $850 million, Center Margin of $229 to $232 million, and Adjusted EBITDA of $50 to $53 million, due to lower than expected visit volume and higher than expected costs associated with the company’s employee health benefits program

“While we are not yet fulfilling our potential, I am confident in our ability to better execute against the tremendous market opportunity in front of us,” said Ken Burdick, Chairman and CEO of LifeStance. “As our team establishes a strategic multi-year roadmap, we are focused on continuing our shift to organic growth, investing in strategic initiatives to build scalable infrastructure, and driving operating leverage and profitability.”

Financial Highlights
	Q3 2022	Q3 2021	Y/Y
(in millions)
Total revenue	$217.6	$173.8	25%
Loss from operations	(38.8)	(124.7)	(69%)
Center Margin	60.3	52.1	16%
Net loss	(37.9)	(120.5)	(69%)
Adjusted EBITDA	15.4	10.7	44%
As % of Total revenue:
Loss from operations	(17.8%)	(71.7%)
Center Margin	27.7%	29.9%
Net loss	(17.4%)	(69.3%)
Adjusted EBITDA	7.1%	6.2%

(All results compared to prior-year period, unless otherwise noted)

•
Revenue grew 25% to $217.6 million. Strong revenue growth was supported by a 24% net increase in total clinicians, driven by hiring and acquisitions. Third quarter revenue performance fell slightly below expectations due to lower than expected visit volume.
•
Loss from operations of $38.8 million, primarily driven by stock-based compensation expense of $34.9 million. Net loss of $37.9 million.
•
Center Margin grew 16% to $60.3 million, or 27.7% of revenue. Center Margin as a percentage of revenue declined year-over-year due to revenue growing slower than center occupancy costs. The quarter was also impacted by higher than expected costs associated with the company’s employee health benefits program.
•
Adjusted EBITDA grew 44% to $15.4 million, or 7.1% of revenue. Adjusted EBITDA as a percentage of revenue increased due to improved leverage in operating expenses, partially offset by the decrease in Center Margin as a percentage of revenue.

Strategy and Key Developments

During the third quarter, LifeStance took several actions to support the company’s strategy to expand into new markets, build market density and offer a technology-enabled experience for patients and clinicians, including:

•
Drove 24% year-over-year growth to 5,431 clinicians with the addition of 205 net clinicians in the quarter, demonstrating that the company’s value proposition continues to resonate in the market
•
Completed three acquisitions, bringing the total since inception to 86
•
Opened 13 de novo centers to support the company's differentiated hybrid model offering both in-person and virtual care
•
Continued to deploy proprietary online booking and intake experience ("OBIE") across the country, which is now live in fourteen states
•
Ken Burdick was appointed as the company's new Chief Executive Officer and Chairman, effective September 7. Burdick is an accomplished industry veteran with over 40 years of healthcare experience and a track record of driving profitable growth. Most recently, Burdick served as Executive Vice President of National Markets and Products at Centene, where he led all health plans before retiring in January 2021. Prior to that, Burdick served as President and CEO of WellCare from 2015 until it was acquired by Centene in January 2020. He also held numerous roles of increasing responsibility at UnitedHealth Group and Cigna. At UnitedHealth, he served as CEO of UnitedHealthcare.
•
Burdick succeeds Michael Lester, who served as the company's founding Chief Executive Officer and Chairman since 2017 and retired in September. Lester will continue to serve as a Strategic Advisor to the company.
•
Danish Qureshi was appointed to President, in addition to his role as Chief Operating Officer.
•
Subsequent to the end of the third quarter, J. Michael Bruff, currently Chief Financial Officer, was appointed to a new role as Business Transformation Officer, effective November 10, 2022. David Bourdon will join the company and succeed Bruff as Chief Financial Officer.

Balance Sheet, Cash Flow and Capital Allocation

For the nine months ended September 30, 2022, LifeStance provided $16.9 million cash flow from operations, including $5.7 million during the third quarter of 2022. The company ended the third quarter with cash of $90.3 million and net long-term debt of $212.0 million.

2022 Guidance1

LifeStance now expects full year 2022 revenue of $845 to $850 million, Center Margin of $229 to $232 million, and Adjusted EBITDA of $50 to $53 million. The lower guidance ranges relative to prior expectations were primarily driven by lower than expected visit volume and higher than expected costs associated with the company’s employee health benefits program.

For the fourth quarter of 2022, the company expects revenue of $215 million to $220 million, Center Margin of $55 million to $58 million, and Adjusted EBITDA of $7.5 million to $10.5 million.

Footnotes:

(1)
Guidance for the fourth quarter of 2022 and full year 2022 assumes no further COVID-related impacts or changes in the labor market environment.

Conference Call, Webcast Information, and Presentation

LifeStance will hold a conference call today, November 8, at 4:30 p.m. Eastern Time to discuss third quarter 2022 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 6691997 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (NASDAQ: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance employs approximately 5,400 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 32 states and approximately 600 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to full-year and fourth-quarter guidance and management's related assumptions, statements about the company’s financial position; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; actual or anticipated changes or fluctuations in our results of operations; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the company’s operating performance and prospects. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss or loss from operations.

Center Margin and Adjusted EBITDA anticipated for the fourth quarter of 2022 and full year 2022 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking fourth quarter of 2022 and full year 2022 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	September 30, 2022	December 31, 2021
CURRENT ASSETS
Cash and cash equivalents	$90,336	$148,029
Patient accounts receivable, net	113,284	76,078
Prepaid expenses and other current assets	48,967	42,413
Total current assets	252,587	266,520
NONCURRENT ASSETS
Property and equipment, net	193,393	152,242
Intangible assets, net	272,473	300,355
Goodwill	1,249,793	1,204,544
Other noncurrent assets	11,416	3,448
Total noncurrent assets	1,727,075	1,660,589
Total assets	$1,979,662	$1,927,109
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$7,947	$14,152
Accrued payroll expenses	61,576	60,002
Other accrued expenses	29,303	26,510
Current portion of contingent consideration	10,816	14,123
Other current liabilities	2,630	1,965
Total current liabilities	112,272	116,752
NONCURRENT LIABILITIES
Long-term debt, net	212,042	157,416
Other noncurrent liabilities	66,956	50,325
Contingent consideration, net of current portion	1,481	3,307
Deferred tax liability, net	55,408	54,281
Total noncurrent liabilities	335,887	265,329
Total liabilities	$448,159	$382,081
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of September 30, 2022 and December 31, 2021; 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of September 30, 2022 and December 31, 2021; 376,042 and 374,255 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	3,761	3,743
Additional paid-in capital	2,050,537	1,898,357
Accumulated other comprehensive income	3,185	—
Accumulated deficit	(525,980)	(357,072)
Total stockholders' equity	1,531,503	1,545,028
Total liabilities and stockholders’ equity	$1,979,662	$1,927,109

consolidated statements of operations and comprehensive loss

(unaudited)

(In thousands, except for Net Loss per Share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
TOTAL REVENUE	$217,560	$173,835	$630,182	$477,516
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	157,267	121,783	455,857	330,258
General and administrative expenses	81,248	162,943	288,176	281,073
Depreciation and amortization	17,884	13,777	50,311	38,779
Total operating expenses	$256,399	$298,503	$794,344	$650,110
LOSS FROM OPERATIONS	$(38,839)	$(124,668)	$(164,162)	$(172,594)
OTHER INCOME (EXPENSE)
Gain (loss) on remeasurement of contingent consideration	1,176	(906)	562	(1,463)
Transaction costs	(210)	(126)	(507)	(3,656)
Interest expense	(4,189)	(3,503)	(14,763)	(35,309)
Other expense	(144)	—	(144)	(1,445)
Total other expense	$(3,367)	$(4,535)	$(14,852)	$(41,873)
LOSS BEFORE INCOME TAXES	(42,206)	(129,203)	(179,014)	(214,467)
INCOME TAX BENEFIT	4,353	8,751	10,106	15,300
NET LOSS	$(37,853)	$(120,452)	$(168,908)	$(199,167)
Accretion of Redeemable Class A units	—	—	—	(36,750)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS/MEMBERS	$(37,853)	$(120,452)	$(168,908)	$(235,917)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.11)	(0.35)	(0.48)	(0.73)
Weighted-average shares used to compute basic and diluted net loss per share	357,520	343,394	354,057	321,283

NET LOSS	$(37,853)	$(120,452)	$(168,908)	$(199,167)
OTHER COMPREHENSIVE INCOME
Unrealized gains on cash flow hedge, net of tax	3,185	—	3,185	—
COMPREHENSIVE LOSS	$(34,668)	$(120,452)	$(165,723)	$(199,167)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(168,908)	$(199,167)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	50,311	38,779
Stock and unit-based compensation	152,235	150,809
Loss on debt extinguishment	3,380	5,620
Amortization of discount and debt issue costs	1,351	1,498
(Gain) loss on remeasurement of contingent consideration	(562)	1,463
Loss on disposal of assets	144	—
Endowment of shares to LifeStance Health Foundation	—	9,000
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(34,606)	(20,711)
Prepaid expenses and other current assets	(5,811)	(32,888)
Accounts payable	1,109	(4,613)
Accrued payroll expenses	(588)	15,910
Other accrued expenses	18,816	13,085
Net cash provided by (used in) operating activities	$16,871	$(21,215)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(68,871)	(55,815)
Acquisitions of businesses, net of cash acquired	(40,294)	(58,699)
Net cash used in investing activities	$(109,165)	$(114,514)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering, net of underwriters discounts and commissions and deferred offering costs	—	548,905
Issuance of common units to new investors	—	1,000
Proceeds from long-term debt, net of discount	237,474	98,800
Payments of debt issue costs	(7,266)	(2,360)
Payments of long-term debt	(181,230)	(311,060)
Prepayment for debt paydown	(1,609)	—
Payments of contingent consideration	(12,290)	(6,262)
Taxes related to net share settlement of equity awards	(478)	—
Net cash provided by financing activities	$34,601	$329,023
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(57,693)	193,294
Cash and Cash Equivalents - Beginning of period	148,029	18,829
CASH AND CASH EQUIVALENTS – END OF PERIOD	$90,336	$212,123
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$9,518	$28,217
Cash paid for taxes, net of refunds	$1,780	$908
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Equipment financed through capital leases	$264	$14
Contingent consideration incurred in acquisitions of businesses	$7,719	$5,514
Acquisition of property and equipment included in liabilities	$8,607	$8,936
Issuance of common units for acquisitions of businesses	$—	$1,486

RECONCILIATION OF loss FROM OPERATIONS TO CENTER MARGIN

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
(in thousands)
Loss from operations	$(38,839)	$(124,668)	$(164,162)	$(172,594)
Adjusted for:
Depreciation and amortization	17,884	13,777	50,311	38,779
General and administrative expenses (1)	81,248	162,943	288,176	281,073
Center Margin	$60,293	$52,052	$174,325	$147,258
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock and unit-based compensation for all employees.

RECONCILIATION OF NET loss TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
(in thousands)
Net loss	$(37,853)	$(120,452)	$(168,908)	$(199,167)
Adjusted for:
Interest expense	4,189	3,503	14,763	35,309
Depreciation and amortization	17,884	13,777	50,311	38,779
Income tax benefit	(4,353)	(8,751)	(10,106)	(15,300)
(Gain) loss on remeasurement of contingent consideration	(1,176)	906	(562)	1,463
Stock and unit-based compensation expense	34,870	120,689	152,235	150,809
Management fees (1)	—	—	—	1,445
Loss on disposal of assets	144	—	144	—
Transaction costs (2)	210	126	507	3,656
Offering related costs (3)	—	—	—	8,747
Endowment to the LifeStance Health Foundation	—	—	—	10,000
CEO transition costs	494	—	494	—
Litigation costs (4)	104	—	104	—
Other expenses (5)	866	896	3,511	2,072
Adjusted EBITDA	$15,379	$10,694	$42,493	$37,813
(1)
Represents management fees paid to certain of our executive officers and affiliates of our Principal Stockholders pursuant to the management services agreement entered into in connection with the TPG Acquisition. The management services agreement terminated in connection with the IPO.
(2)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions.
(3)
Primarily includes non-recurring incremental professional services, such as accounting and legal, and directors' and officers' insurance incurred in connection with the IPO.
(4)
Litigation costs include only those costs which are considered non-recurring and outside of the ordinary course of business based on the following considerations, which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) the complexity of the case, (iii) the nature of the remedy(ies) sought, including the size of any monetary damages sought, (iv) the counterparty involved, and (v) our overall litigation strategy.
(5)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the fees paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our unaudited consolidated statements of operations and comprehensive loss. Former owner fees is a component of center costs, excluding depreciation and amortization included in our unaudited consolidated statements of operations and comprehensive loss.